EXHIBIT 99.1

June 6, 2024

TO:	All Stockholders
(Addressed Individually)

SUBJECT:	Report from the President

National Homeownership Month, Local Support

At the Federal Home Loan Bank of New York, we know that a stable, decent and affordable home is the foundation from which stronger individuals, households and communities grow.  As we begin National Homeownership Month, the FHLBNY would like to express our gratitude to our housing partners and members who join with us on the products and programs we offer to support affordable housing and homeownership initiatives across our District and beyond.

Last month, we highlighted the $120 million in support for affordable housing and community development efforts that we have already committed through the first part of 2024.  This includes nearly $40 million in grants that will go directly to creating homeownership opportunities: $28.9 million for our Homebuyer Dream Program® (“HDP®”) and $10.3 million for the inaugural Homebuyer Dream Program® Plus (“HDP® Plus”) round, both of which provide funding support for down payment and closing cost assistance to first-time homebuyers at a range of income levels.  We have also made a record $70.8 million in grant funds available through our 2024 Affordable Housing Program (“AHP”) round, the awards for which we will announce later this year.  These are part of the approximately $1 billion that all of the Federal Home Loan Banks expect to collectively contribute toward affordable housing and community development initiatives in 2024, firmly establishing the Federal Home Loan Bank System as one of the largest sources of private funding for affordable housing in the country.

Our AHP, HDP and HDP Plus efforts are aimed specifically at housing.  But we also have programs focused on making considerable contributions to community development efforts.  It was a year ago this month that we first launched our 0% Development Advance (“ZDA”) Program, which provides our members with subsidized funding in the form of interest rate credits to assist in originating loans or purchasing loans/investments that meet one of the eligibility criteria under our Business Development Advance, Climate Development Advance, Infrastructure Development Advance and/or Tribal Development Advance products.  We experienced strong member participation in the 2023 ZDA Program round, and this year, we have made an additional $10 million in interest rate credits available through the program.  Since launching the round in mid-March 2024, we have seen half of the allotment be put to work by our members.  Members who are interested in participating can apply for interest rate credits up to $250,000 by submitting the ZDA Program Application Form.

Our foundational mission is to provide our members with a reliable source of liquidity, which supports your local lending efforts and positions our cooperative to make the broadest possible impact in the communities we serve.  But at the FHLBNY, we also take great pride in being able to make a more direct and targeted impact through our housing and community development programs and products.  These offerings are funded by our earnings and incorporated into our strategy, reflecting a commitment to strengthening communities that runs through our entire cooperative.  And each relies on the participation of our members and housing partners, working together to the benefit of so many.

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Speaking with Stakeholders

I was grateful for the opportunity to speak about the broad impact of our liquidity mission last month at the New Jersey Bankers’ Annual Conference in a fireside chat with Craig Montanaro, president and CEO of Kearny Bank.  It is always terrific to connect with our members, and to learn more about how this diverse group of financial institutions each utilizes access to our credit products and grant programs in its own way, all to the benefit of customers and communities across our region.

A Nation of Local Lenders

This regional structure of the Federal Home Loan Bank System is one of our greatest strengths, creating closer relationships between each FHLBank and its members, fostering strong connections at the local level in the communities we all serve, and facilitating the flow of our liquidity into virtually every corner of our nation.

This national presence was clear last month at the 2024 FHLBank System Directors Conference, an annual event that draws directors from all 11 FHLBanks to our nation’s capital to discuss the current and future state of our System.  Our Board of Directors and senior management team were strongly represented at the event, which comes at a critical time for the Federal Home Loan Bank System.  Over the course of three days, and across numerous presentations and panel discussions, the System’s foundational liquidity mission was recognized time and again – by our regulator, legislators, internal stakeholders and external observers alike – as being vital to both America’s local lenders and broader financial stability.  Our role in supporting housing and community development across the nation was also a key area of focus during the Conference.

In his “State of the System” address, Ryan Donovan, president and CEO of the Council of FHLBanks, emphasized the importance of continuing to tell the System’s story, and referenced the recent opinion piece written by Dave Hanrahan, president and CEO of FHLBNY member Century Savings Bank, as a prime example of how impactful it can be to have members highlight the importance of the FHLBanks and why our cooperatives matter.  Whether it is through editorials and letters, or in conversations you have with customers, community leaders and elected officials, or in response to the FHFA’s recent Request for Input on the FHLBank System Mission, I encourage all of our stakeholders to keep telling your story – the collective story of the Federal Home Loan Banks.

2024 FHLBNY Director Election Update

As the FHLBank System Directors Conference reflected, our Board of Directors is essential to ensuring that we are always positioned to execute on our foundational liquidity mission and to support housing, representing and speaking for our members, guiding our decision-making and working with management on developing our strategy.  This is why we ask our members to take an active role in the annual election process.

The FHLBNY has once again partnered with Survey & Ballot Systems (“SBS”) to administer the 2024 Director election process.  To assure that your first email from SBS regarding the elections – covering nominations --  arrives safely in your inbox on July 1, 2024, please be sure to add the following email address to your email system to reduce the possibility of the email ‘bouncing’ or going into a ‘junk’ or ‘spam’ folder: noreply@directvote.net.  If you do not receive this email by July 2, 2024, please contact SBS directly at support@directvote.net.  Please note that only members of the FHLBNY that were stockholders as of December 31, 2023, will be able to participate in this year’s elections.

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Our Board is a key part of our cooperative, and I encourage all of our members to participate in the election process. If you have any questions about this process, please contact our general counsel, Paul Friend, at generalcounsel@fhlbny.com.

Sincerely,

José R. González

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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